UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

NRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered

Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

2026 Annual Meeting of Stockholders

On October 16, 2026, the board of directors (the “Board”) of NRx Pharmaceuticals, Inc. (the “Company”) established December 17, 2026 as the date of the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and set October 28, 2026 as the record date for determining stockholders entitled to vote at the 2026 Annual Meeting. The 2026 Annual Meeting will be held at 10:00 a.m., Eastern Time, in a virtual-only format conducted by live webcast. Additional details regarding the 2026 Annual Meeting, including the matters to be voted upon and instructions for accessing the virtual meeting, will be set forth in the Company’s definitive proxy statement for the 2026 Annual Meeting to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Because the date of the 2026 Annual Meeting is more than 30 days before the one-year anniversary of the Company’s 2025 annual meeting of stockholders, which was held on March 23, 2026 (the “2025 Annual Meeting”), the deadlines for stockholder proposals and director nominations for the 2026 Annual Meeting previously disclosed in the Company’s definitive proxy statement relating to the 2025 Annual Meeting no longer apply. Accordingly, the Company is providing the revised deadlines for the submission of stockholder proposals and director nominations in connection with the 2026 Annual Meeting.

Rule 14a-8 Stockholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, because the date of the 2026 Annual Meeting has changed by more than 30 days from the anniversary of the 2025 Annual Meeting, the deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2026 Annual Meeting is a reasonable time before the Company begins to print and send its proxy materials for the 2026 Annual Meeting.

The Board has established the close of business on October 25, 2026 as the deadline for the Company’s receipt of any stockholder proposal submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2026 Annual Meeting. Any such proposal must be received by the Company at its principal executive offices by such deadline and otherwise comply with all applicable requirements of Rule 14a-8.

Stockholder proposals submitted pursuant to Rule 14a-8 should be directed to NRx Pharmaceuticals, Inc., Attention: Secretary, 1201 Orange Street, Suite 600, Wilmington, Delaware 19801.

Advance Notice of Stockholder Proposals and Director Nominations

Pursuant to the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaws”), in order for a stockholder proposal (other than a proposal submitted pursuant to Rule 14a-8 under the Exchange Act) or a stockholder director nomination to be properly brought before the 2026 Annual Meeting, the Company must receive proper written notice, delivered in accordance with the Bylaws, no later than the close of business on October 25, 2026.

Because the 2026 Annual Meeting will be held more than 30 days before the one-year anniversary of the 2025 Annual Meeting, this deadline reflects the later of (i) the 90th day prior to the 2026 Annual Meeting and (ii) the 10th day following the day on which the Company first publicly disclosed the date of the 2026 Annual Meeting.

Stockholder written proposals and director nominations subject to the advance notice provisions of the Bylaws should be delivered to NRx Pharmaceuticals, Inc., c/o the Secretary, at the Company’s principal executive offices, in accordance with the Bylaws. Such notice must contain all information required by, and otherwise comply with, the Bylaws and applicable law. Any stockholder proposal or director nomination subject to the advance notice provisions of the Bylaws that is received after the close of business on October 25, 2026 will be considered untimely under the Bylaws and will not be considered at the 2026 Annual Meeting.

Universal Proxy Requirements

In addition to complying with the advance notice requirements of the Bylaws described above, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with Rule 14a-19 under the Exchange Act.

Because the date of the 2026 Annual Meeting is more than 30 calendar days before the anniversary of the 2025 Annual Meeting, pursuant to Rule 14a-19(b), any such stockholder must provide the Company with the notice required by Rule 14a-19 no later than the later of (i) 60 calendar days prior to the date of the 2026 Annual Meeting and (ii) the 10th calendar day following the day on which the Company first publicly announced the date of the 2026 Annual Meeting. Accordingly, the deadline for providing notice pursuant to Rule 14a-19 is October 26, 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NRx Pharmaceuticals, Inc.

Date: October 16, 2026	By:	/s/ Jonathan Javitt
	Name:	Jonathan Javitt
	Its:	Chief Executive Officer